Exhibit 99.2

INDEPENDENCE OILFIELD CHEMICALS, LLC AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2014

INDEPENDENCE OILFIELD CHEMICALS, LLC AND SUBSIDIARY

INDEPENDENCE OILFIELD CHEMICALS, LLC AND SUBSIDIARY

UNAUDITED CONSOLIDATED BALANCE SHEET

JUNE 30, 2014

(In ‘000s)

	2014	2013
ASSETS

Current assets

Cash	$—	491
Accounts receivable	11,877	22,194
Inventories	13,383	3,348
Prepaid expenses and other current assets	589	2,710

Total current assets	25,849	28,743

Long-term assets
Property and equipment, net	14,580	3,495
Other long-term assets	154	152

Total long-term assets	14,734	3,647

Total assets	40,583	32,390

LIABILITIES AND MEMBER’S INTEREST

Current liabilities
Accounts payable and accrued expenses	11,326	8,803
Bank overdraft	807	—
Short-term borrowings	10,124	2,880

Total liabilities	22,257	11,683

Member’s interest	18,326	20,707

Total liabilities and member’s interest	40,583	32,390

See accompanying notes to consolidated financial statements

INDEPENDENCE OILFIELD CHEMICALS, LLC AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED JUNE 30, 2014

(In ‘000s)

	2014	2013

Revenues	$33,656	44,669
Cost of sales	(24,523)	(38,382)

	9,133	6,287

Gross profit

Operating expenses
General and administrative	(5,295)	(1,369)
Salaries and benefits	(4,888)	(1,889)
Selling costs	(132)	(31)

Total operating expenses	(10,315)	(3,289)

Operating (loss)/profit	(1,182)	2,998

Other expenses
Interest	(131)	(62)
Loss on sale of equipment	(227)	(21)

Total other expenses	(358)	(83)

Net (loss)/income before state income tax	(1,540)	2,915

State income tax	(232)	(63)

Net (loss)/income	$(1,772)	2,852

See accompanying notes to consolidated financial statements

INDEPENDENCE OILFIELD CHEMICALS, LLC AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S INTEREST

FOR THE PERIOD ENDED JUNE 30, 2014

(In ‘000s)

	2014	2013

Member’s interest, beginning of the year	$20,098	7,555

Members contributions	—	10,300

Net (loss)/income	(1,772)	2,852

Member’s interest, end of the year	$18,326	20,707

See accompanying notes to consolidated financial statements

INDEPENDENCE OILFIELD CHEMICALS, LLC AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD ENDED JUNE 30, 2014

(In ‘000s)

	2014	2013

Cash flows from operating activities
Net (loss)/income	$(1,772)	2,852
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	1,132	124
Loss on sale of equipment	227	21
Increase/(decrease) in cash attributable to changes in operating assets and liabilities:
Accounts receivable	(6,957)	(16,916)
Inventories	(4,151)	(3,044)
Prepaid expenses and other current assets	(130)	(2,234)
Accounts payable and accrued expenses	4,674	8,422

Net cash used in operating activities	(6,977)	(10,775)

Cash flows from investing activities
Proceeds from sale of equipment	—	—
Purchases and deposits for property and equipment	(4,921)	(2,636)

Net cash used in investing activities	(4,921)	(2,636)

Net cash from financing activities
Received from factor	429	2,817
Contributions from member	—	10,300
New loan facilities	9,894	—

Net cash provided by financing activities	10,323	13,117

Net decrease in cash	(1,575)	(294)

Cash, beginning of the year	768	785

(Overdraft)/cash, end of year	(807)	491

See accompanying notes to consolidated financial statements

INDEPENDENCE OILFIELD CHEMICALS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of operations

Independence Oilfield Chemicals (“IOC”) was formed on May 8, 2012 as a Delaware limited liability company. IOC is a wholly-owned subsidiary of IOC Holdings, LLC (“Holdings” or the “Member”), which was organized for the sole purpose of purchasing and holding investments in IOC.

IOC is a company that engages in the distribution of chemical solutions used in the oil and natural gas drilling and stimulation, process, primarily in Texas, North Dakota, the Rockies and Wyoming.

2.	Summary of significant accounting policies

Basis of preparation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles accepted in the United States of America (“GAAP”).

Principles of consolidation

The accompanying financial statements include the amounts of IOC and its wholly-owned subsidiary IOC Atascoa FM 536 LLC (collectively the “Company”). All significant intercompany transactions and balances have been eliminated in consolidation.

Use of estimates

In preparing consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ significantly from these estimates. Significant items subject to such estimates and assumptions include the valuation (impairment) consideration of long-lived assets, accounts receivable, and inventory and the useful lives of the machinery and equipment.

Cash equivalents and bank overdrafts

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. As of June 30, 2014 the Company had no such cash equivalents. Bank overdrafts consist of outstanding checks not yet presented to a bank for settlement, net of cash held in accounts with right of offset.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are recorded at net realizable values. When required, the Company maintains an allowance for estimated losses resulting from the failure of customers to make required payments and for anticipated returns. The allowance is based on specific facts and circumstances surrounding individual customers as well as historical experience. Provisions for losses on receivables and returns are charged to income to maintain the allowance at a level considered adequate to cover losses and future returns. Receivables are charged off against the reserve when they are deemed uncollectible and returns are charged off against the reserve when the actual returns are incurred. As of June 2014, the Company had an allowance of $230,000 (2013: $nil).

INDEPENDENCE OILFIELD CHEMICALS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (continued)

Inventories

Inventory is comprised of raw materials and finished goods and is recorded on the first in first out basis and are stated at the lower of average cost or market. When required, a provision is made to reduce excess or obsolete inventory to their net realizable value when needed. As of June 30, 2014 (2013: $nil) the Company had no such allowance.

Property and equipment

Property and equipment is recorded at acquisition cost. Depreciation is calculated using the straight line method, which the Company believes is adequate to allocate the cost of the property and equipment over their estimated useful lives.

The useful lives of property and equipment are as follows:

Asset	Estimated Useful Life

Vehicles	3 Years
Information Technology	5 Years
ERP system	5 Years
Leasehold improvements	5 Years
Blending equipment	5 Years
Laboratory equipment	5 Years
Furniture and fixtures	7 Years
Buildings	20 Years

Impairment of long-lived assets

Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable. For assets that are held and used, impairment is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than the carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and the fair value. Fair values are determined based on discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value. For the period ended June 30, 2014, the Company had no such impairment charges (2013: $nil).

Revenue recognition

The Company only recognizes revenue when it is realized and earned. The Company considers its revenue to have been earned when goods are shipped in accordance with purchase orders and verbal authorizations.

Shipping and handling costs

Shipping and handling costs are expensed as incurred and are included in cost of sales on the consolidated statement of operations.

INDEPENDENCE OILFIELD CHEMICALS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (continued)

Equity based compensation

The Company accounts for its equity-based compensation in accordance with ASC 718, Compensation – Share Based Compensation. This statement requires the recognition of compensation expense measured at fair value when the Company obtains employee services in equity-based payment transactions. For the period ended June 30, 2014, the Company expensed approximately $22,000 (2013; $nil) related to equity-based compensation issuances, which is included in salaries and benefits within the consolidated statement of operations.

Income taxes

The Company does not record a provision for federal income taxes because the member reports its share of the Company’s income or loss on its federal income tax returns. The consolidated financial statements reflect the Company’s transactions without adjustment, if any, required for federal income tax purposes. However, the Company is subject to Texas margin tax, which for the period ended June 30, 2014 amounted to $109,000 (2013: $51,000).

In accordance with GAAP, the Company is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces member’s equity. This policy has been applied to all existing tax positions since the Company’s inception. Based on its analysis, the Company has determined that the adoption of this policy did not have a material impact on the Company’s consolidated financial statements upon adoption. However, the Company’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

The Company recognizes interest accrued related to unrecognized tax benefits and penalties in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of June 30, 2014 or for the period then ended (2013: $nil).

The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states. Generally, the Company is subject to income tax examinations by major taxing authorities since Company inception.

The Company may be subject to potential examination by, U.S. states or foreign jurisdiction authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

INDEPENDENCE OILFIELD CHEMICALS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	Inventories

Inventories consist of the following as of June 30, 2014:

(In ‘000s)

	2014	2013

Raw materials	$4,514	1,338
Finished goods	8,869	2,010

Total inventories	$13,383	3,348

4.	Property and equipment

Property and equipment consists as at June 30, of the following:

(In ‘000s)

	2014	2013

Equipment	$5,869	—
Furniture, Fixtures	172	377
Land	422	—
Leasehold Improvements	428	—
Hardware	281	—
Software	72	—
Buildings	5,717	—
Vehicles	3,113	—
Vehicles - Leased	253
Capital projects in progress	—	3,257

Total property and equipment	16,327	3,634
Less: accumulated depreciation	(1,747)	(139)

Total property and equipment, net	$14,580	3,495

5.	Short term borrowings

On March 20, 2014 the Company entered into a new five year revolving credit facility which allows for borrowing by the Company up to $20 million with a $10 million accordion feature.

Effective August 17, 2013, the Company entered into commercial insurance premium finance and security agreement (the “Finance Agreement”). The Finance Agreement was fully settled during the period ended June 30, 2014.

6.	Factoring agreement

In March 1, 2013, the Company entered into an agreement (the “Factoring Agreement”) with Amegy Bank to factor a significant portion of its accounts receivable balances. The Company sells its accounts receivable balances at 80% of gross value and received a rebate of 20% on the gross value if the underlying receivable balance is paid with 90 days or a 17% rebate if paid between 90 and 120 days. Amegy Bank charges interest on the factored accounts receivable balance at 5.5% plus the greater of 5.0% or the Wall Street Journal Prime Rate. Payment is due upon receipt of customer payments. If any factored receivable is unpaid within 90 days, Amegy Bank has the right but not the obligation to sell the receivable back to the Company. The Agreement was settled in the period ended June 30, 2014.

INDEPENDENCE OILFIELD CHEMICALS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.	Member’s interest

Member contributions

Contributions from Holdings approximated to $nil for the period ended June 30, 2014 (2013: $10,300,000).

8.	Related party transactions

During the period ended June 30, 2014, the Company had sales of approximately $1,057,000 (2013: $23,231,000) or 3% (2013: 52%) of the Company’s total revenues, to an entity under common ownership.

9.	Retirement Plan

The Company has a defined contribution plan (the “Plan”) covering all employees. The employees of the Company are allowed to contribute deferral amounts to the Plan in accordance with the limits set forth by the Internal Revenue Code (“IRC”). The Company makes discretionary matching contributions annually. For the period ended June 30, 2014, the Company expensed approximately $122,000 (2013: $79,000) related to its discretionary contributions, which was 5% of the employees’ payroll for the period.

10.	Commitment and contingencies

The Company leases its primary office space, laboratory, Texas and North Dakota field offices, and copier under operating leases which expire from July 2015 through January 2021. Lease and rental expenses were approximately $423,000 for the period ended June 30, 2014 (2013: $188,000).

Aggregate future minimum annual rental payments in the years subsequent to June 30, 2014 are as follows:

(In ‘000s)

Year ending December 31,
2014	$233
2015	646
2016	653
2017	668
2018	524
Thereafter	446

Total future minimum rental payments	$3,170

11.	Risk concentration

Revenue concentrations

For the period ended June 30, 2014, the Company’s revenue derived from its top two customers accounted for approximately 40% and 16% of total sales. For the period ended June 30, 2013, the Company’s revenue derived from its top three customers accounted for approximately 52%, 17% and 14% of total sales.